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                                                                      Exhibit 23



                        Consent of KPMG PEAT MARWICK LLP



The Board of Directors
Midas, Inc.;

We consent to the incorporation by reference in Registration Statements Nos. 333-44625 and 333-44797 on Forms S-8 of Midas, Inc. of our report dated January 30, 1998, relating to the combined balance sheets of Midas as of December, 1997 and 1996 and the related combined statements of operations and cash flows for each of the years in the three-year period ended December, 1997, which report appears in this annual report on Form 10-K.


                                       /S/KPMG PEAT MARWICK LLP


KPMG Peat Marwick LLP
Chicago, Illinois
March 19, 1998